Exhibit 99.1

VerifyMe Reports 104% Revenue Growth for its First Quarter 2021 Results

New Application of its Technology in the Personal Protective Equipment Space Accelerated Revenue Growth

Strong Cash Position of $15.4 Million

Rochester, NY – Accesswire - May 13, 2021 – VerifyMe, Inc. (NASDAQ: VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a provider of comprehensive brand protection and customer engagement solutions that combine ultra-secure product authentication, track and trace, and customized engagement strategies with industry-leading online retail monitoring capabilities, today announced the Company's financial results for the first quarter ended March 31, 2021 (“Q1 2021”).

Key Financial Highlights for Q1 2021:

•	Revenues of $188 thousand for the three months ended March 31, 2021 compared to $92 thousand for the three months ended March 31, 2020 or an increase of 104%
•	Gross profit of $145 thousand or 77% for the three months ended March 31, 2021 compared to $75 thousand or 82% for the three months ended March 31, 2020
•	Operating loss of $1,215 thousand for the three months ended March 31, 2021 compared to an operating loss of $669 thousand or an increase of 82% for the three months ended March 31, 2020
•	Net loss of $1,215 thousand or ($0.19) fully diluted loss per share for the three months ended March 31, 2021 compared to a net loss of $1,092 thousand or ($0.49) fully diluted loss per share for the three months ended March 31, 2020
•	Adjusted EBITDA, a non-GAAP financial measure, loss of $754 thousand for the three months ended March 31, 2021 compared to and adjusted EBITDA loss of $322 thousand for the three months ended March 31, 2020, or an increase of 134%
•	Raised approximately $8,447 thousand in net proceeds in a bought deal of common stock priced at $5.30 per share with Maxim Group, including partial exercise of the over-allotment option
•	Cash and cash equivalents of $15.4 million at March 31, 2021

Key Business Highlights for Q1 2021:

•	Signed strategic partnership with Renavotio to add anti-counterfeiting, track and trace and brand protection solutions to Personal Protective Equipment; received and delivered an initial purchase order for 2 million pre-printed anti-counterfeiting labels for 2 million boxes of surgical gloves
•	Commenced research on migration from a “software-as-a-service” business model to a “blockchain-as-a-service” technology for supply chain management, internet of things and product tracking, authentication and consumer engagement
•	Signed sales agency agreement with Syntax Technology Ltd., HP Indigo’s sole authorized channel partner for China
•	After working together for the past 18 months, executed a supply agreement with INX International Ink Company to bring to market conventional and ink jet inks that incorporate VerifyMe’s covert VerifyInkTM technology for drop on demand inkjet, continuous inkjet direct to product marking, metal can and cap decorating, dry offset printing, gravure and flexographic shrink sleeves, and fabric printing
•	Hired David Sandello, previously with prestigious security printer De La Rue, as Director of Sales and Business Development of North America to focus on expanding VerifyMe’s revenue operations and accelerate growth
•	Appointed brand protection sales and marketing professional Robert Dlugopolski as Regional (USA West Coast – Silicon Valley) Sales Manager; previously at De La Rue Authentication Solutions and DuPont Authentication
•	Launched a new logo with an updated website and new marketing materials to more clearly describe VerifyMe’s unique 360 degree approach to brand protection, supply chain management and consumer engagement

Subsequent to the End of the Quarter

•	Announced the filing of Co-Sponsored SPAC Registration Statement by G3 VRM Acquisition Corp., a special purpose acquisition company
•	The proposed public offering is expected to have a base offering size of $100 million, or up to $115 million if the underwriters' over-allotment option is exercised in full
•	G3 VRM Acquisition intends to search for a target in the technology industry, specifically within the software, technology-enabled and business services sector, and related sectors
•	VerifyMe has agreed to contribute an amount currently expected to be approximately $2,500,000 (or approximately $2,700,000 if the over-allotment option is exercised in full) to the co-sponsorship holding company to purchase private placement warrants if and when the G3 VRM Acquisition Corp initial public offering occurs and will have approximately 43% indirect pecuniary interest in the founder shares and private placement warrants following the offering
•	Maxim Group LLC is acting as sole book-running manager for the offering

Management Commentary

Patrick White, VerifyMe’s President and Chief Executive Officer, commented, “Our dedicated work over the past year enabled us to completely upgrade the technology of the company and gives us the ability to accelerate our revenue growth as we expand the use of our technology to scalable new applications such as the apparel industry. Our recent extension into the personal protective equipment sector is another great example of our technology being used to combat counterfeits and protect brands.”

Mr. White continued, “During the quarter, we successfully raised additional capital to utilize strategically and build shareholder value. In April, we executed on one of these paths with our involvement as a co-sponsor of a SPAC, which we are very excited about since we feel it will enhance the valuation of VerifyMe without diluting our shareholders.

Although the nature of our business makes it hard to forecast, our mature pipeline of opportunities continues at a record level. We have opportunities in apparel, cosmetics, cannabis, personal protective equipment, food and beverage, government products such as voting ballots, e-commerce and pharma industries representing ripe areas for us to penetrate with our security and authentication technologies. We look forward to announcing new customer wins, revenue expansion and developments in regards to potential acquisition opportunities.”

New Products

VerifyCodeTM - Revenue for this product was received for the first time in 2020 and a reorder was received in the first quarter of 2021. Supply chain serialization, track and trace technology combines the covert identifier of VerifyInkTM which provides brand owners geographical business intelligence on counterfeiting as well as the ability to authenticate labels, packaging and products. Using information from a smartphone screen, our VerifyCodeTM technology, can provide authentication and data submission information. A customer or end-user can scan information from a product label or QR code and send it to the cloud where our VerifyCodeTM software can verify authenticity of the product, as well as track and trace the product from production through delivery and engage with the customer to gather rich business intelligence or cross sell products. Certain clients are in the testing stage with this product.

VerifyMeChecker™ -

An authentication tool which we are marketing to customers in conjunction with our VerifyInkTM. The VerifyMeChecker™ is a handheld device that is tuned to authenticate the unique frequency of our VerifyInkTM invisible when placed on products, labels and packaging containing our VerifyInkTM. The VerifyMeChecker™ is designed for use by brand protection professionals who desire instant authentication on items, such as event tickets at an entry gate. Our customized checker will only positively identify a product bearing our unique anti-counterfeit solution. This technology is being commercialized and leased to customers, typically for one year auto-renewable terms. We have upgraded the functionality of this device so that it connects to a mobile app allowing inspector authentication attempts to be recorded in the cloud with geo-location and with time and date stamp. We expect to be able to commercialize this update by the end of the Q2 2021.

Financial Results for the Three Months Ended March 31, 2021:

Revenue for the three months ended March 31, 2021 was $188 thousand, a 104% increase as compared to $92 thousand for the three months ended March 31, 2020. The increase in revenue relates to a new application of our technology in the personal protective equipment space.

Gross profit for the three months ended March 31, 2021 was $145 thousand, compared to $75 thousand for the three months ended March 31, 2020. The resulting gross margin was 77% for the three months ended March 31, 2021, compared to 82% for the three months ended March 31, 2020. The decrease in our gross profit margin relates to a shift in product mix, with an increase in the use of our secure track and trace serialization technology. We believe our high gross profit margins demonstrate our business model’s ability to generate profitable growth.

General and administrative expenses increased by $123 thousand to $661 thousand for the three months ended March 31, 2021 from $538 thousand for the three months ended March 31, 2020.  The increase primarily related to increases in expenses related to operating as a public company, as well as the launch of our new website, offset by lower non-cash stock-based compensation expense, and lower travel expenses.

Legal and accounting fees increased by $57 thousand to $126 thousand for the three months ended March 31, 2021 from $69 thousand for the three months ended March 31, 2020. The increase related primarily to an increase in legal fees, and to an increase in audit fees due to more activity within the Company.

Payroll expenses were $321 for the three months ended March 31, 2021, an increase of $227 thousand from $94 thousand, for the three months ended March 31, 2020. The increase related primarily to an increase in stock-based compensation of $180 thousand.

Research and development expenses were $5 thousand and $0 for the three months ended March 31, 2021 and 2020, respectively.

Sales and marketing expenses were $247 thousand and $43 thousand for the three months ended March 31, 2021 and 2020, respectively. The increase primarily related to an expansion of our sales team and marketing outreach. We expanded our sales team to address a growing pipeline of domestic and international opportunities.

Operating loss for the three months ended March 31, 2021 was $1,215 thousand, an increase of $546 thousand compared to $669 thousand for the three months ended March 31, 2020. The increase primarily related to the expansion of our sales team and other sales and marketing expenses contributing to an increase of $204 thousand and a net increase in non-cash stock-based compensation of $115 thousand offset by increases in revenue.

Net loss increased by $123 thousand to $1,215 thousand for the three months ended March 31, 2021 from $1,092 thousand for the three months ended March 31, 2020. The resulting loss per share for the three months ended March 31, 2021 was ($0.19) per diluted share, compared to ($0.49) per diluted share for the three months ended March 31, 2020.

Adjusted EBITDA loss for the three months ended March 31, 2021 was $754 thousand, an increase of $432 thousand, compared to $322 thousand for the three months ended March 31, 2020. Adjusted EBITDA is a non-GAAP financial measure. Please see “Use of Non-GAAP Financial Measure for a discussion of this non-GAAP measure. A reconciliation to the most directly comparable GAAP measure, net loss, is included as a schedule to this release.

At March 31, 2021, VerifyMe had a $15.4 million cash balance and 7,359,042 shares issued and outstanding.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, the use of our products in additional devices and locations, strategic partnerships, commercialization efforts, our sales pipeline and opportunities, co-sponsorship of G3 VRM Acquisition Corp., migration to blockchain-as-a-service technology, and geographic areas, markets and industries in which we intend to expand our business. The words "believe," "may," “estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. These risk factors and uncertainties include those more fully described in VerifyMe’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards and warrants issued in exchange for services. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital

VerifyMe, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	As of
	March 31, 2021	December 31, 2020
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$15,351	$7,939
Accounts Receivable	163	31
Prepaid expenses and other current assets	190	177
Deferred Offering Costs	60	-
Inventory	49	54
TOTAL CURRENT ASSETS	15,813	8,201

PROPERTY AND EQUIPMENT
Equipment for lease, net of accumulated amortization of
$61 and $50 as of March 31, 2021 and December 31, 2020, respectively	234	200

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$327 and $320 as of March 31, 2021 and December 31, 2020, respectively	330	293
Capitalized Software Costs, net of accumulated amortization of
$25 and $20 as of March 31, 2021 and December 31, 2020, respectively	117	80
TOTAL ASSETS	$16,494	$8,774

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and other accrued expenses	$433	$383
TOTAL CURRENT LIABILITIES	433	383

LONG-TERM LIABILITIES
Term Note	$72	$72

TOTAL LIABILITIES	$505	$455

STOCKHOLDERS' EQUITY
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of March 31, 2021 and
0 shares issued and outstanding as of December 31, 2020	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of March 31, 2021 and	-	-
December 31, 2020, respectively

Common stock, $.001 par value; 675,000,000 authorized; 7,366,053 and 5,603,888 issued, 7,359,042 and 5,596,877 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	7	6

Additional paid in capital	84,983	76,099

Treasury stock as cost (7,011 shares at March 31, 2021 and December 31, 2020)	(113)	(113)

Accumulated deficit	(68,888)	(67,673)

STOCKHOLDERS' EQUITY	15,989	8,319

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16,494	$8,774

VerifyMe, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020

NET REVENUE
Sales	$188	$92

COST OF SALES	43	17

GROSS PROFIT	145	75

OPERATING EXPENSES
General and administrative (a)	661	538
Legal and accounting	126	69
Payroll expenses (a)	321	94
Research and development	5	-
Sales and marketing (a)	247	43
Total Operating expenses	1,360	744

LOSS BEFORE OTHER EXPENSE	(1,215)	(669)

OTHER EXPENSE, NET
Interest expenses, net	-	(143)
Loss on extinguishment of debt	-	(280)
TOTAL OTHER EXPENSE, NET	-	(423)

NET LOSS	$(1,215)	$(1,092)

LOSS PER SHARE
BASIC	$(0.19)	$(0.49)
DILUTED	$(0.19)	$(0.49)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	6,561,222	2,240,285
DILUTED	6,561,222	2,240,285

VerifyMe, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,215)	$(1,092)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	10	40
Fair value of options in exchange for services	85	218
Fair value of restricted stock awards issued in exchange for services	215	65
Fair value of restricted stock units issued in exchange for services	128	-
Loss on Extinguishment of Debt	-	281
Amortization of debt discount	-	124
Amortization and depreciation	23	23
Changes in operating assets and liabilities:
Accounts Receivable	(132)	15
Deferred Offering Costs	(60)	-
Inventory	5	(11)
Prepaid expenses and other current assets	(13)	(15)
Accounts payable and accrued expenses	50	17
Net cash used in operating activities	(904)	(335)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	(44)	(7)
Purchase of Equipment for lease	(45)	(22)
Capitalized Software Costs	(42)	-
Net cash used in investing activities	(131)	(29)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public offering of securities	8,447	-
Repayment of bridge financing and early redemption fee	-	(750)
Proceeds from convertible debt, net of costs	-	1,747
Net cash provided by financing activities	8,447	997

NET INCREASE IN CASH AND
CASH EQUIVALENTS	7,387	633
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	7,939	253

CASH AND CASH EQUIVALENTS - END OF PERIOD	$15,326	$886

VerifyMe, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended March 31, 2021 (In Thousands)

	2021	2020

Net loss	$(1,215)	$(1,092)

Interest expenses, net	-	143
Loss on extinguishment of Debt	-	281
Amortization and depreciation	23	23

Total EBITDA (Non-GAAP)	(1,192)	(645)

Adjustments:

Stock based compensation	10	40
Fair value of options in exchange for services	85	218
Fair value of restricted stock and restricted stock units issued in exchange for services	343	65

Total Adjusted EBITDA (Non-GAAP)	$(754)	$(322)